As filed with the Securities and Exchange Commission on July 3, 2000

                            Registration No. 33-80879

         ==============================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           LEXMARK INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                                      06-1308215
 (State or other Jurisdiction of                    (I.R.S. Employer
 Incorporation or Organization)                    Identification No.)

                            One Lexmark Centre Drive
                            Lexington, Kentucky 40550
                     (Address of Principal Executive Offices
                               including Zip Code)


                              LEXMARK SAVINGS PLAN
                            (Full Title of the Plan)


                              Vincent J. Cole, Esq.
                  Vice President, General Counsel and Secretary
                            One Lexmark Centre Drive
                            Lexington, Kentucky 40550
                     (Name and Address of Agent For Service)


                                  606-232-2700
          (Telephone Number, Including Area Code, of Agent For Service)


         ==============================================================

         This Post-Effective Amendment No. 1 to Registration Statement No. 33-80879 is made pursuant to Rule 414(d) of the Securities Act of 1933, as amended.

         On April 27, 2000, the stockholders of Lexmark International Group, Inc. ("Group") approved the merger (the "Merger") of Group with and into its wholly-owned subsidiary, Lexmark International, Inc. ("International"). The Merger became effective at 12:01 a.m. EDST on July 1, 2000 (the "Effective Time"). For all periods subsequent to the Effective Time, the term "Corporation" shall mean the surviving company, International.

         Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), the Corporation hereby expressly adopts as its own, for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, the Registration Statement previously filed by Group relating to the Lexmark Savings Plan.



                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lexington, State of Kentucky, on the 3rd day of July, 2000.

                                      LEXMARK INTERNATIONAL, INC.



                                      By: /s/ Gary E. Morin
                                          ------------------------------
                                      Name:  Gary E. Morin
                                      Title:  Executive Vice President and Chief
                                                 Financial Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                         TITLE(S)
---------                                         --------



      *                                    Chairman of the Board, President
-------------------
Paul J. Curlander                          and Chief Executive Officer
                                           (Principal Executive Officer)


/s/ Gary E. Morin                          Executive Vice President and Chief
-------------------
Gary E. Morin                              Financial Officer
                                           (Principal Financial Officer)



/s/ David L. Goodnight                     Vice President and Corporate
-------------------
David L. Goodnight                         Controller
                                           (Principal Accounting Officer)


        *
-------------------                        Director
B. Charles Ames




        *
-------------------                        Director
Teresa Beck



        *
-------------------                        Director
Frank T. Cary



        *
-------------------                        Director
William R. Fields



        *
-------------------                        Director
Ralph E. Gomory



        *
-------------------                        Director
Stephen R. Hardis



        *
-------------------                        Director
James F. Hardymon



        *
-------------------                        Director
Robert Holland, Jr.



        *
-------------------                        Director
Marvin L. Mann



        *
-------------------                        Director
Michael J. Maples



        *
-------------------                        Director
Martin D. Walker



* By signing his name hereto, Vincent J. Cole, signs this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons.



Date:  July 3, 2000                      By:  /s/ Vincent J. Cole
                                             --------------------------------
                                             Vincent J. Cole
                                             (Attorney-in-Fact)

                  The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Kentucky, on July 3, 2000.


                                          LEXMARK SAVINGS PLAN

                                          By:  LEXMARK INTERNATIONAL, INC.,
                                                as Plan Administrator


                                          By: /s/ Gary E. Morin
                                              --------------------------------
                                              Gary E. Morin
                                              Executive Vice President and Chief
                                                 Financial Officer

                                  EXHIBIT INDEX


24*               Powers of Attorney.



* Filed herewith.